Exhibit 99.1

CONTACT:
Mike Zellner	Tyler Painter
Wind River	Wind River
Chief Financial Officer	Vice President, Treasury & Investor Relations
+1.510.749.2750	+1.510.749.2551
mike.zellner@windriver.com	tyler.painter@windriver.com

FOR IMMEDIATE RELEASE

Wind River Reports First Quarter Fiscal Year 2007 Results

Financial Highlights for the First Quarter of Fiscal Year 2007:

•	Reported revenue of $65 million represented an increase of 5% year-over-year vs Q1 FY06.

•	Deferred revenue increased 23% year-over-year vs. Q1 FY06 to $101.5 million.

•	Current deferred revenue increased 5% sequentially and 24% year-over-year to $88.9 million.

•	Non-GAAP net income of $2.8 million, or $0.03 earnings per dilutive share.

•	GAAP net loss of ($2.1) million, or ($0.02) per share. Stock-based compensation expenses, related to the adoption of SFAS 123(R), in the amount of approximately $5.1 million are being reported for the first time in the first quarter of fiscal year 2007. This expense was not included in the fiscal year 2006 results.

•	Non-GAAP and GAAP cash flow from operations of approximately $13 million.

ALAMEDA, Calif., June 1, 2006— Wind River Systems, Inc. (NASDAQ: WIND), the global leader in Device Software Optimization (DSO), today reported its first quarter fiscal year 2007 operating results.

Total revenue for the first quarter ended April 30, 2006 was $65 million, a 5% increase compared to revenues of $61.8 million for the first quarter ended April 30, 2005.

“Wind River continues to make progress in leading the industry shift to device software optimization (“DSO”),” said Ken Klein, president, chief executive officer and chairman of Wind River. “DSO is built on four immutable tenets: standardization, open standards, global best practices and a diverse ecosystem. We have laid a foundation to support these tenets and we continue to invest in key areas, including sales and product innovation, which will drive growth this fiscal year and beyond.”

Non-GAAP net income for the first quarter of fiscal year 2007, which excludes stock-based compensation expense, amortization of intangibles, restructuring expenses, payroll taxes on exercise of employee stock options, and the income tax impact of these adjustments, was $2.8 million, compared to non-GAAP net income of $2.4 million for the first quarter of fiscal year 2006. Non-GAAP net income per dilutive share was $0.03 for the first quarter of fiscal years 2007 and 2006.

GAAP net loss for the first quarter of fiscal year 2007 was ($2.1) million, or a net loss per share of ($0.02) compared to net income of $1.8 million, or earnings per share of $0.02 for the first quarter of fiscal year 2006. GAAP net income for the first quarter of fiscal year 2007 includes stock-based compensation expense of approximately $5.1 million, as a result of the company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123(R)”), during the quarter. The primary difference between GAAP earnings in fiscal year 2006 and fiscal year 2007 was the impact of the adoption of SFAS 123(R). Net income prior to fiscal year 2007 did not include stock-based compensation expense related to SFAS 123(R). Reconciliation between net income on a GAAP and non-GAAP (pro forma) basis is provided in the tables below.

“Our operating expenses were up slightly in the quarter primarily reflecting investments in marketing and sales. We remain committed to delivering 20% operating margins, excluding SFAS 123(R)’s expense impact, when we reach quarterly revenues in the high $70 millions. We will continue to manage expenses, including carefully controlling headcount, while investing in areas where we see strong growth opportunities,” said Mike Zellner, chief financial officer and senior vice president, finance and administration.

Financial Outlook

The following statements regarding our outlook for the second quarter of fiscal year 2007, for fiscal year 2007, and for other statements in this press release are forward-looking and actual results may differ materially. Please consult the safe-harbor statement at the end of this press release for a description of certain risk factors and Wind River’s Securities and Exchange Commission (“SEC”) reports for a more comprehensive description of risks that may impact actual results. In response to SEC Regulation Fair Disclosure (“Reg FD”), Wind River plans to discuss its business outlook, based on current expectations, in conjunction with its quarterly earnings releases and conference calls. Wind River does not plan to provide any further financial guidance beyond the information provided in its quarterly earnings release and conference call.

For Q2 Fiscal Year 2007, Wind River expects:

•	Revenue to be between $66 million and $68 million.

•	GAAP loss per share, including approximately $5 million estimated SFAS 123(R) expense, between ($0.01) and ($0.02).

•	Non-GAAP earnings per share to be between $0.04 and $0.05.

For Fiscal Year 2007, Wind River continues to expect:

•	Revenue to be between $290 million and $300 million.

•	Bookings growth to exceed revenue growth.

•	GAAP earnings per share, including approximately $20-$23 million estimated SFAS 123(R) expense, to be between $0.12 and $0.17.

•	Non-GAAP earnings per share to be between $0.38 and $0.43.

Use of Non-GAAP Financial Information:

All references to earnings per share are calculated on a fully-diluted basis. Wind River provides non-GAAP net income and net income per share as an alternative for understanding the company’s operating results. Non-GAAP data is not in accordance with, or a substitute for, GAAP and may be materially different from non-GAAP measures used by other companies. Non-GAAP net income and net income per share for the three-month period ended April 30, 2006 and 2005 were computed by adjusting GAAP net income (loss) and net income (loss) per share to exclude non-cash equity-based compensation charges recorded in accordance with SFAS 123(R), amortization of restricted stock, amortization of purchased and other intangibles, gain on investments, employer payroll taxes on stock option exercises, realized loss on repurchase of bonds, restructuring charges, and the related income tax impact of the adjustments. The non-GAAP earnings per share forecast for the three-month period ending July 31, 2006 and the twelve-month period ending January 31, 2007 was computed by adjusting GAAP earnings per share to exclude the impact of amortization associated with purchased and other intangibles, the impact of the adoption of SFAS 123(R), payroll taxes on employee stock option exercises and the related income tax impact of the adjustments. Wind River provides a reconciliation of its GAAP and non-GAAP net income and net income per share for the three-month period ended April 30, 2006 and 2005 on page five of this release. Wind River’s management refers to these non-GAAP measures in making operating decisions because they believe they provide meaningful information regarding Wind River’s operational performance. For example, the non-GAAP results are an indication of Wind

River’s baseline performance before gains, losses or other charges that are considered by management to be outside of the company’s business operational results. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Wind River’s historical operating results and comparisons to competitors’ operating results. Wind River includes these non-GAAP financial measures in its earnings announcement because the company believes they are useful to investors in allowing for greater transparency to the supplemental information used by management in its financial and operational decision-making.

Conference Call

The company will host a conference call at 2:00 p.m. Pacific Time on June 1, 2006 to discuss these results. You may listen to the conference call by calling +1.800.399.5927 in the U.S. and +1.706.643.3427 internationally. You may also listen in live via our webcast at http://ir.windriver.com/phoenix.zhtml?c=91814&p=irol-EventDetails&EventId=1210166. A telephone replay of the conference call will be available after 5:00 p.m. Pacific Time on June 1, 2006 until 11:59 p.m. Pacific Time on June 8, 2006. You may listen to the replay of the conference call by calling +1.800.642.1687 in the U.S. and +1.706.645.9291 internationally and enter the conference i.d. 9324762. The audio webcast will be archived on the Investor Relations section of Wind River’s website located at http://ir.windriver.com/phoenix.zhtml?c=91814&p=irol-irhome.

About Wind River

Wind River is the global leader in Device Software Optimization (DSO). The company’s solutions enable customers to develop and run device software better, faster, at a lower cost and more reliably. Wind River’s Workbench, General Purpose Platform and Market-Specific Platforms reduce effort, cost and risk, and optimize quality and reliability at all phases of the device software development process from concept to deployed product.

Founded in 1981, Wind River is headquartered in Alameda, California, with operations worldwide. To learn more, visit Wind River at http://www.windriver.com or call Wind River at 1-866-296-5361.

Wind River Systems and the Wind River Systems logo are trademarks of Wind River Systems, Inc., and VxWorks and WIND RIVER are registered trademarks of Wind River Systems, Inc. Third party marks and brands are the property of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to: expected revenue, bookings and GAAP and non-GAAP earnings per share for the second quarter ending July 31, 2006 and the fiscal year ending January 31, 2007, our ability to drive growth this fiscal year and beyond, and our ability to manage expenses and invest in growth opportunities. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes” and “estimates,” variations of such words and similar expressions are also intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein. Factors that could cause or contribute to such differences include but are not limited to, the potential release of all or a portion of Wind River’s valuation allowance associated with its deferred tax assets, the success of Wind River’s implementation of its new and current products, business models and market strategies, the ability to address rapidly changing technology and markets and to deliver our products on a timely basis, the ability of our customers to sell products that include the company’s software, the impact of competitive products and pricing, weakness in the economy generally or in the technology sector specifically, the success of the company’s strategic relationships, the impact of accounting for stock-based compensation pursuant to FASB’s Statement of Financial Accounting Standards No. 123R, the impact of other costs and risk factors detailed in Wind River’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, its Quarterly Reports on Form 10-Q and other periodic filings with the Securities and Exchange Commission. Wind River undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Wind River Systems, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended April 30,
	2006	2005
Revenues, net:
Product	$26,843	$30,044
Subscription	21,660	16,366
Service	16,473	15,351

Total revenues, net	64,976	61,761

Cost of revenues (1):
Product	779	1,622
Subscription	4,002	3,673
Service	10,589	7,886
Amortization of purchased intangibles	133	131

Total cost of revenues	15,503	13,312

Gross profit	49,473	48,449

Operating expenses (1):
Selling and marketing	27,619	24,197
Product development and engineering	17,549	16,774
General and administrative	8,211	5,584
Amortization of other intangibles	95	23
Restructuring charges	(98)	185

Total operating expenses	53,376	46,763

Income (loss) from operations	(3,903)	1,686

Other income (expense), net	1,251	504

Income (loss) before provision for income taxes	(2,652)	2,190
Provision (benefit) for income taxes	(532)	386

Net income (loss)	(2,120)	1,804

Net income (loss) per share:
Basic	$(0.02)	$0.02
Diluted	$(0.02)	$0.02
Shares used in per share calculation:
Basic	85,773	83,702
Diluted	85,773	89,125
___________
(1) Includes stock-based compensation upon the adoption of FASB No. 123R on February 1, 2006 as follows:

Cost of revenues:
Product	$17	$—
Subscription	345	—
Service	212	—

Total cost of revenues	574	—

Operating expenses:
Selling and marketing	1,444	—
Product development and engineering	825	—
General and administrative	2,249	—

Total operating expenses	4,518	—

Total stock-based compensation	$5,092	$—

Wind River Systems, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except per share amount)

(unaudited)

	Three months ended April 30, 2006			Three months ended April 30, 2005
	Reported	Non-GAAP Adjustments (1)	Non-GAAP	Reported	Non-GAAP Adjustments (1)	Non-GAAP
Revenues, net:
Product	$26,843	$—	$26,843	$30,044	$—	$30,044
Subscription	21,660	—	21,660	16,366	—	16,366
Service	16,473	—	16,473	15,351	—	15,351

Total revenues, net	64,976	—	64,976	61,761	—	61,761

Cost of revenues:
Product	779	(17)	762	1,622	(5)	1,617
Subscription	4,002	(345)	3,657	3,673	(12)	3,661
Service	10,589	(226)	10,363	7,886	(24)	7,862
Amortization of purchased intangibles	133	(133)	—	131	(131)	—

Total cost of revenues	15,503	(721)	14,782	13,312	(172)	13,140

Gross profit	49,473	721	50,194	48,449	172	48,621

Operating expenses:
Selling and marketing	27,619	(1,470)	26,149	24,197	(82)	24,115
Product development and engineering	17,549	(1,138)	16,411	16,774	(76)	16,698
General and administrative	8,211	(2,256)	5,955	5,584	(9)	5,575
Amortization of purchased intangibles	95	(95)	—	23	(23)	—
Restructuring charges	(98)	98	—	185	(185)	—

Total operating expenses	53,376	(4,861)	48,515	46,763	(375)	46,388

Income (loss) from operations	(3,903)	5,582	1,679	1,686	547	2,233

Other income (expense), net	1,251	—	1,251	504	2	506

Income (loss) before provision for income taxes	(2,652)	5,582	2,930	2,190	549	2,739
Provision (benefit) for income taxes	(532)	708	176	386		386

Net income (loss)	$(2,120)	$4,874	$2,754	$1,804	$549	$2,353

Net income (loss) per share:
Basic	$(0.02)		$0.03	$0.02		$0.03
Diluted	$(0.02)		$0.03	$0.02		$0.03
Shares used in per share calculation:
Basic	85,773		85,773	83,702		83,702
Diluted	85,773		89,351	89,125		89,125
___________
(1): Non-GAAP Adjustments comprise:

Stock-based compensation		$5,092			$—
Issuance of restricted stock		276			—
Amortization of purchased intangibles		228			154
Restructuring charges		(98)			185
Payroll taxes on employee stock option exercises		84			208
Gain on investments		—			(310)
Realized loss on repurchase of bonds		—			312
Income tax related to non-GAAP adjustments		(708)			—

Total Non-GAAP Adjustments		$4,874			$549

Wind River Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30, 2006	January 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	62,116	59,279
Short-term investments	51,287	44,013
Accounts receivable, net	55,750	65,803
Prepaid and other current assets	14,900	13,224

Total current assets	184,053	182,319

Investments	99,012	115,584
Property and equipment, net	77,745	78,514
Intangibles, net	112,891	93,723
Other assets	13,105	13,104

Total assets	486,806	483,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	2,607	5,674
Accrued liabilities	11,935	12,260
Accrued compensation	16,792	16,190
Income taxes payable	706	2,249
Deferred revenues	88,929	84,505
Convertible subordinated debt	42,151	42,151

Total current liabilities	163,120	163,029

Long-term deferred revenues	12,538	13,760
Other long-term liabilities	4,276	3,008

Total liabilities	179,934	179,797

Stockholders’ equity:
Common stock	88	88
Additional paid-in-capital	800,188	791,709
Treasury stock, at cost	(39,693)	(35,466)
Accumulated other comprehensive loss	(4,386)	(5,679)
Accumulated deficit	(449,325)	(447,205)

Total stockholders’ equity	306,872	303,447

Total liabilities and stockholders’ equity	486,806	483,244